                                                                      Exhibit 11
                                                                      ----------

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

         COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK (UNAUDITED)
================================================================================

                                                      Dollars and Shares in Millions
                                                         (except per share data)
                                                  --------------------------------------
                                                  Three Months Ended  Nine Months Ended
                                                     September 30        September 30
                                                  ------------------  ------------------
                                                    1994      1993     1994      1993
                                                  --------  --------  -------  ---------
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
  Shares of common stock
    Average shares outstanding                        44.3      35.3     42.6      35.3
    Dilutive effect of stock options                    .6        .2       .5         -
                                                     -----     -----    -----    ------
                                                      44.9      35.5     43.1      35.3
                                                     =====     =====    =====    ======
  Net income (loss)                                  $30.7     $17.0    $71.4    $(16.9)
  Dividends on preferred stock, net of tax
    benefit on dividends applicable to leveraged
    Series E Preferred Stock held by the ESOP          6.6       8.0     21.8      24.0
                                                     -----     -----    -----    ------
  Net income (loss) applicable                       $24.1     $ 9.0    $49.6    $(40.9)
                                                     =====     =====    =====    ======
  Primary earnings (loss) per share of
    common stock                                     $ .54     $ .25    $1.15    $(1.16)
                                                     =====     =====    =====    ======
FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
     Average shares outstanding                       44.3      35.3     42.6      35.3
     Assumed conversion of leveraged Series E
       Preferred Stock                                 3.0       3.0      3.0         -
     Dilutive effect of stock options                   .6        .2       .7         -
                                                     -----     -----    -----    ------
                                                      47.9      38.5     46.3      35.3
                                                     =====     =====    =====    ======
  Net income (loss)                                  $30.7     $17.0    $71.4    $(16.9)
  Dividends on antidilutive preferred stock, net
    of tax benefit on dividends applicable to
    leveraged Series E Preferred Stock held by
    the ESOP                                           4.5       6.3     15.9      24.0
  Additional ESOP funding required on conversion
    of leveraged Series E Preferred Stock, net of
    tax benefit                                        2.1       1.7      5.9         -
                                                     -----     -----    -----    ------
  Net income (loss) applicable                       $24.1     $ 9.0    $49.6    $(40.9)
                                                     =====     =====    =====    ======
  Fully diluted earnings (loss) per share of
    common stock                                     $ .50     $ .23    $1.07    $(1.16)
                                                     =====     =====    =====    ======

NOTE: Series G Preferred Stock was converted to common stock as the result of a redemption call in May 1994.

       In the three-month period ended September 30, 1994 and 1993, and in the nine-month period ended September 30, 1994, only the assumed conversion of leveraged Series E Preferred Stock was dilutive. In the nine-month period ended September 30, 1993, the assumed conversions of Series A, Series E, and Series G Preferred Stock were antidilutive.

                                     -12-